Exhibit 4.1

CORE UNIVERSITY LIVING REAL ESTATE INCOME TRUST

DISTRIBUTION REINVESTMENT PLAN

Effective May 13, 2026

This distribution reinvestment plan (the “Distribution Reinvestment Plan”) is adopted by Core University Living Real Estate Income Trust, a Maryland statutory trust (the “Company”), with respect to cash distributions authorized by its Board of Trustees and declared by the Company on the Company’s common shares of beneficial interest, par value $0.01 per share (“Common Shares”), which are classified into various classes.

1. Distribution Reinvestment. As agent for the shareholders (the “Shareholders”) of the Company who purchase Common Shares pursuant to the Company’s continuous private offering or any future private offering of the Company (the “Offering”), and who do not opt out of participating in the Distribution Reinvestment Plan (the “Participants”), the Company will apply all dividends and other distributions declared and paid in respect of the Common Shares held by each Participant and attributable to the class of Common Shares purchased by such Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Common Shares acquired under the Distribution Reinvestment Plan, to the purchase of additional Common Shares of the same class for such Participant.

2. Effective Date. The effective date of the Distribution Reinvestment Plan shall be as set forth above.

3. Procedure for Participation. Any Shareholder who has received the Company’s Private Placement Memorandum, as amended and/or supplemented from time to time (the “Memorandum”), will automatically become a Participant unless such Shareholder elects not to become a Participant by noting such election on his, her or its subscription agreement; provided, however that any Shareholder who is a client of a participating broker-dealer that requires affirmative enrollment in the Distribution Reinvestment Plan will only become a Participant if such Shareholder elects to become a Participant by noting such election on his, her or its subscription agreement. Any Shareholder that is not a Participant may later elect to become a Participant by subsequently completing and executing an enrollment form or any appropriate authorization form as may be available from the Company, the Company’s transfer agent or the dealer manager for the Offering. Participation in the Distribution Reinvestment Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Common Shares will be purchased under the Distribution Reinvestment Plan on the date that Distributions are paid by the Company.

4. Accredited Investor Status. Each Participant shall promptly notify the Company in writing if the Participant experiences a material change in his, her or its financial condition, including the failure to meet the definition of an “accredited investor” and other investment requirements, as set forth in the Memorandum.

5. Purchase of Common Shares.

A. Participants will acquire Plan Shares (as defined below) at a price equal to the most recently disclosed transaction price per Common Share applicable to the class of Common Shares purchased by the Participant on the date that the distribution is payable (calculated as of the most recent month end). No upfront selling commissions will be payable with respect to Common Shares purchased pursuant to the Distribution Reinvestment Plan, but such Common Shares will be subject to ongoing shareholder servicing fees, if any. Participants in the Distribution Reinvestment Plan may purchase fractional Common Shares so that 100% of the Distributions will be used to acquire Common Shares. However, a Participant will not be able to acquire Plan Shares and such Participant’s participation in the Distribution Reinvestment Plan will be terminated to the extent that a reinvestment of such Participant’s distributions in Common Shares would cause the percentage ownership or other limitations contained in the Company’s Declaration of Trust to be violated. “Plan Shares” means Common Shares from the Company (including Common Shares purchased by the Company for the Distribution Reinvestment Plan in a secondary market (if available) or on a stock exchange (if listed)) under the Distribution Reinvestment Plan.

B. Common Shares issued through the Distribution Reinvestment Plan will be issued as part of the Offering. Common Shares will be subject to certain transfer restrictions. In particular, Common Shares issued through the Distribution Reinvestment Plan have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), the securities laws of any U.S. state or the securities laws of any other jurisdiction and instead are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state and other securities laws. Therefore, any Common Shares issued through the Distribution Reinvestment Plan may not be resold or transferred except as permitted under the Securities Act and applicable state and other securities laws pursuant to registration or an exemption therefrom.

6. Taxes. THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE MEMORANDUM AND, FOLLOWING THE REGISTRATION OF THE COMMON SHARES UNDER SECTION 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION (the “SEC”).

7. Common Share Certificates. The ownership of Common Shares purchased through the Distribution Reinvestment Plan will be in book-entry form unless and until the Company issues certificates for its outstanding Common Shares.

8. Reports. On a quarterly basis, the Company shall provide each Participant a statement of account describing, as to such Participant: (i) the Distributions reinvested during the quarter; (ii) the number and class of Common Shares purchased pursuant to the Distribution Reinvestment Plan during the quarter; (iii) the per-share purchase price for such Common Shares; and (iv) the total number of Common Shares purchased on behalf of the Participant under the Distribution Reinvestment Plan. On an annual basis, tax information with respect to income earned on Common Shares under the Distribution Reinvestment Plan for the calendar year will be provided to each applicable participant.

9. Termination by Participant. A Participant may terminate participation in the Distribution Reinvestment Plan at any time, without penalty, by delivering at least 10 business days’ prior written notice to the Company and the Company may, in its discretion, accept and terminate participation for any notice received less than 10 business days prior to the payment of a distribution. Any transfer of Common Shares by a Participant to a non-Participant will terminate participation in the Distribution Reinvestment Plan with respect to the transferred Common Shares. If a Participant requests that the Company repurchase a portion of the Participant’s Common Shares, the Participant’s participation in the Distribution Reinvestment Plan will continue with respect to the Participant’s Common Shares that were not repurchased. If a Participant requests that the Company repurchase all of the Participant’s Common Shares, the Participant’s participation in the Distribution Reinvestment Plan will be automatically terminated, whether or not all of the Participant’s Common Shares are actually repurchased. If a Participant terminates Plan participation, the Company may, at its option, ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, future Distributions will be distributed to the Shareholder in cash.

10. Amendment, Suspension or Termination by the Company. The Board of Trustees may by majority vote amend any aspect of the Distribution Reinvestment Plan; provided that the Distribution Reinvestment Plan cannot be amended to eliminate a Participant’s right to terminate participation in the Distribution Reinvestment Plan and that notice of any material amendment must be provided to Participants at least 10 days prior to the effective date of that amendment. The Board of Trustees may by majority vote suspend or terminate the Distribution Reinvestment Plan for any reason upon ten days’ written notice to the Participants.

11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to timely receipt of notice in writing of such death or (ii) with respect to the time and the prices at which Common Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.